EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
AND AMENDMENT TO OTHER LOAN DOCUMENTS
THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”), dated as of April 1, 2013, is entered into by and among THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), THE PERSONS IDENTIFIED AS THE LENDERS ON THE SIGNATURE PAGES HERETO (the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of September 13, 2011 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among Borrowers, the Lenders, the Agent, and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as arranger and book runner, the Lenders have extended commitments to make certain credit facilities available to the Borrowers; and

WHEREAS, the Borrowers (i) intend to form a Subsidiary under the laws of China (the “Chinese Subsidiary”) and (ii) have requested that Lenders increase the Commitments based on the inclusion of additional assets in the Borrowing Base, and in connection with the foregoing, have requested that the Lenders and the Agent enter into this Amendment to make certain changes to the Existing Credit Agreement, the Guaranty and the Security Agreement, effective on (and subject to the occurrence of) the Second Amendment Effective Date; and

WHEREAS, the Agent and the Lenders are willing to amend the Existing Credit Agreement, the Guaranty and the Security Agreement as set forth below.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

PART I
DEFINITIONS

SUBPART 1.1        Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:
“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

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“Second Amendment Effective Date” shall have the meaning set forth in Subpart 4.1.

SUBPART 1.2        Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART II
AMENDMENTS

SUBPART 2.1        Amendment to Schedule 1.1 (Definitions). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Schedule 1.1 of the Existing Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Fixed Asset Updated Appraisal Date” means the date upon which Lenders have received and approved the Fixed Asset Updated Appraisals as being in form and substance satisfactory to Lenders.

“Fixed Asset Updated Appraisals” means the new or updated appraisals, to be delivered to Agent within 60 days after the Second Amendment Effective Date, relating to the Equipment and Real Property (including the Susan Street Real Property) that is included (or to be included) in the Borrowing Base.

“Susan Street Real Property Availability Amount” means:

(1)    as of any date of determination prior to the Fixed Asset Updated Appraisal Date, $0; and

(2)    as of the Fixed Asset Updated Appraisal Date and any date thereafter, the lesser of (a) $11,500,000, and (b) 75% of the fair market value (as determined on the basis of a 12-month sale period) of Borrowers' Susan Street Real Property set forth in an appraisal of such Eligible Real Property conducted by an appraisal company selected by Agent, as such lesser amount is reduced on a monthly basis (on the first day of each calendar month) on a 15-year straight-line amortization schedule. In no event shall any increase in the appraised value of the Susan Street Real Property, as set forth in any appraisal obtained after the Fixed Asset Updated Appraisal Date, be taken into account in the calculation of the Susan Street Real Property Availability Amount.

“Trigger Level” means, (a) as of any date of determination prior to the Fixed Asset Updated Appraisal Date, $10,000,000, and (b) as of the Fixed Asset Updated Appraisal Date and any date thereafter, $12,100,000.

SUBPART 2.2        Amendment to Schedule 1.1 (Definitions). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Schedule 1.1 of the Existing Credit Agreement is amended by deleting the definitions of “Applicable Margin”, “Eligible Real Property”, “Fixed Asset

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Availability Amount”, “Fixed Charges”, “Increased Reporting Period” and “Maximum Revolver Amount” set forth therein and substituting in lieu thereof, respectively, the following:

“Applicable Margin” means, as of any date of determination, the following margin based upon the average daily Excess Availability during the preceding calendar month:

Level	Average Excess Availability	Applicable LIBOR Margin	Applicable Base Rate Margin
I	Greater than $30,000,000	1.50%	0.50%
II	Less than or equal to $30,000,000 and greater than $20,000,000	1.75%	0.75%
III	Less than or equal to $20,000,000	2.00%	1.00%

“Eligible Real Property” means Real Property owned by a Borrower as of the Closing Date and at all times thereafter that complies with each of the representations, warranties, covenants and agreements respecting Real Property made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. Eligible Real Property shall not include the following:

(a)any parcel of Real Property with respect to which the applicable Borrower has not satisfied each of the Real Property Conditions,

(b)any parcel of Real Property with respect to which the applicable Borrower does not have good, valid, and marketable title thereto, subject only to a valid and perfected first priority Agent's Lien and Permitted Real Property Encumbrances (it being understood that, as a condition to the inclusion of the Susan Street Real Property as Eligible Real Property, Agent shall have received evidence satisfactory to it as to payment in full of the Susan Street Term Loan and the release of all Susan Street Term Loan Liens with respect to the Susan Street Real Property),

(c)any parcel of Real Property located outside the United States, or

(d)any parcel of Real Property with respect to which Agent has not received an appraisal consistent with the requirements set forth in either the definition of Fixed Asset Availability Amount or the definition of Susan Street Real Property Availability Amount, as applicable.

“Fixed Asset Availability Amount” means:

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(1)    as of any date of determination prior to the Fixed Asset Updated Appraisal Date, the lesser of (a) $15,000,000, and (b) the sum of (i) 85% of the net orderly liquidation value of Eligible M&E set forth in an appraisal of such Eligible M&E conducted by an appraisal company selected by Agent, plus (ii) 75% of the fair market value (as determined on the basis of a 12-month sale period) of Borrowers' Eligible Real Property (other than the Susan Street Real Property) set forth in an appraisal of such Eligible Real Property conducted by an appraisal company selected by Agent, as such lesser amount is reduced on a monthly basis (on the first day of each calendar month) on (A) a 10-year straight-line amortization schedule from the first day of the calendar month following the Closing Date until the first anniversary of the Closing Date, (B) an 8.5-year straight-line amortization schedule from the first anniversary of the Closing Date until the second anniversary of the Closing Date, and (C) a 7-year straight-line amortization schedule from the second anniversary of the Closing Date onwards; and

(2)    as of the Fixed Asset Updated Appraisal Date and any date thereafter, the lesser of (a) $16,000,000, and (b) the sum of (i) 85% of the net orderly liquidation value of Eligible M&E set forth in an appraisal of such Eligible M&E conducted by an appraisal company selected by Agent, plus (ii) 75% of the fair market value (as determined on the basis of a 12-month sale period) of Borrowers' Eligible Real Property (other than the Susan Street Real Property) set forth in an appraisal of such Eligible Real Property conducted by an appraisal company selected by Agent, as such lesser amount is reduced on a monthly basis (on the first day of each calendar month) on (A) a 10-year straight-line amortization schedule from the first day of the calendar month following the Fixed Asset Updated Appraisal Date until the first anniversary of the Fixed Asset Updated Appraisal Date, (B) an 8.5-year straight-line amortization schedule from the first anniversary of the Fixed Asset Updated Appraisal Date until the second anniversary of the Fixed Asset Updated Appraisal Date, and (C) a 7-year straight-line amortization schedule from the second anniversary of the Fixed Asset Updated Appraisal Date onwards.

In no event shall any increase in the appraised value of any Eligible M&E or Eligible Real Property, as set forth in any appraisal obtained after the Closing Date (other than the Fixed Asset Updated Appraisals), be taken into account in the calculation of the Fixed Asset Availability Amount.

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers and their Subsidiaries, as determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) principal payments in respect of Indebtedness that are required to be paid during such period, together with the scheduled amortization of the Fixed Asset Availability Amount and Susan Street Real Property Availability Amount during such period, plus (b) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period; provided, that, such principal and Interest Expense would be calculated eliminating any payments related to the Convertible Debentures.

“Increased Reporting Period” means each period commencing on any date on which Excess Availability is below the Trigger Level and continuing until such time thereafter as Excess Availability equals or exceeds the Trigger Level for at least 30 consecutive days.

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“Maximum Revolver Amount” means $110,000,000, as increased by the amount of Additional Commitment Amounts in accordance with Section 2.2 of the Agreement, and as decreased by the amount of reductions in the Commitments made in accordance with Section 2.4(c) of the Agreement.

SUBPART 2.3        Amendment to Schedule 1.1 (Definitions). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Schedule 1.1 of the Existing Credit Agreement is further amended by deleting clause (d) in the definition of “Borrowing Base” set forth therein and substituting in lieu thereof the following:

(d)    the sum of the Fixed Asset Availability Amount and the Susan Street Real Property Availability Amount, minus

SUBPART 2.4        Amendment to Section 2.1 (Revolver Advances). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Section 2.1(c) of the Existing Credit Agreement is amended by deleting clause (iii) thereof and substituting the following in lieu thereof:

(iii) without duplication of any reduction in the Fixed Asset Availability Amount or the Susan Street Real Property Availability Amount, reserves with respect to downward adjustments (as reflected in an updated appraisal received by Agent in accordance with the terms hereof) in the appraised value of Eligible Real Property or Eligible M&E,

SUBPART 2.5        Amendment to Section 2.10 (Fees). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Section 2.10 of the Existing Credit Agreement is amended by deleting clause (iii) of subsection (c) thereof and substituting the following in lieu thereof:

(iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or their Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrowers' or their Subsidiaries' business valuation; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than (A) 2 financial audits during any calendar year (unless Excess Availability is less than the Trigger Level for 5 or more consecutive Business Days at any time during a calendar year, in which event Borrowers shall be obligated to reimburse for 3 financial audits during such year), (B) 1 inventory appraisal during any calendar year (unless Excess Availability is less than the Trigger Level for 5 or more consecutive Business Days at any time during a calendar year, in which event Borrowers shall be obligated to reimburse for 2 inventory appraisals during such year), or (C) 1 appraisal of Real Property or Equipment during any calendar year.

SUBPART 2.6        Amendment to Section 3.3 (Maturity). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Section 3.3 of the Existing Credit Agreement is

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amended by deleting such section in its entirety and substituting the following in lieu thereof:

3.3    Maturity. This Agreement shall continue in full force and effect for a term ending on September 13, 2016 (the “Maturity Date”), as such Maturity Date shall automatically be extended to April 1, 2018 upon the occurrence of the Fixed Asset Updated Appraisal Date. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

SUBPART 2.7        Amendment to Section 4.28 (Hedge Agreements). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Section 4.28 of the Existing Credit Agreement is amended by deleting such section in its entirety and substituting the following in lieu thereof:

4.28    Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge Provider, Borrowers and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

SUBPART 2.8        Amendment to Section 6.11 (Investments; Controlled Investments). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Section 6.11 of the Existing Credit Agreement is amended by deleting subsection (b) thereof and substituting the following in lieu thereof:

(b)    Other than (i) an aggregate amount of not more than $250,000 at any one time, in the case of Borrowers and their Subsidiaries (other than those Subsidiaries that are CFCs), (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Borrowers' or their Subsidiaries' employees, and (iii) an aggregate amount of not more than $150,000 (calculated at current exchange rates) at any one time, in the case of Subsidiaries of Borrowers that are CFCs, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless the applicable Borrower or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent's Liens in such Permitted Investments. Except as provided in Section 6.11(b)(i), (ii), and (iii), no Borrower and no Subsidiary of any Borrower shall establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

SUBPART 2.9        Amendment to Schedule C-1 (Commitments). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Schedule C-1 of the Existing Credit Agreement is amended by deleting such schedule and substituting Schedule C-1 to this Amendment in lieu thereof.

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SUBPART 2.10        Amendment to Section 7 (Financial Covenants). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Section 7 of the Existing Credit Agreement is amended by deleting such section in its entirety and substituting the following in lieu thereof:

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Fixed Charge Coverage Ratio shall be at least 1.1 to 1.0, measured as of the last day of each fiscal month for the twelve fiscal month period then ending; provided, however, that such financial covenant shall only apply if at any time Excess Availability falls below the Trigger Level. Upon Excess Availability falling below the Trigger Level, Borrowers shall be required to (i) establish that they are in compliance with this Section 7 as of the last day of the fiscal month for which interim financial statements are then required to have been delivered to Agent in accordance with Section 5.1, and (ii) maintain compliance with this Section 7 as of each fiscal month end thereafter until Excess Availability equals or exceeds the Trigger Level for at least 60 consecutive days.

SUBPART 2.11    Amendment to Exhibit B-1 (Borrowing Base). Effective on (and subject to the occurrence of) the Second Amendment Effective Date, Exhibit B-1 of the Existing Credit Agreement is amended by deleting such exhibit and substituting Exhibit B-1 to this Amendment in lieu thereof.

SUBPART 2.12    Amendment to Guaranty. Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Guaranty shall be amended such that, notwithstanding anything contained therein to the contrary, the Guarantied Obligations shall not include any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act to the extent that such swap obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

SUBPART 2.13    Amendment to Security Agreement. Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Security Agreement is amended by deleting clause (kkk) of Section 1 in its entirety and substituting the following in lieu thereof:

(kkk) “Triggering Event” means, as of any date of determination, that (a) an Event of Default has occurred as of such date, or (b) Excess Availability is less than the Trigger Level as of such date.

PART III
ACKNOWLEDGEMENTS
SUBPART 3.1        Acknowledgments and Agreements Regarding Chinese Subsidiary. The Borrowers represent and warrant that at all times the Chinese Subsidiary shall be a CFC, that the Borrowers' initial

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Investment in the Chinese Subsidiary shall be $100,000 of cash, and that the Chinese Subsidiary shall act solely as a sales and marketing entity in China. Based on the foregoing, Agent (with the consent of the Lenders, as evidenced by their execution and delivery of this Amendment) has determined that the Guaranty, Security Agreement and other security documents contemplated by Section 5.11 of the Existing Credit Agreement shall not be required to be provided by the Chinese Subsidiary; provided, that, (a) the Borrowers acknowledge and agree that, notwithstanding anything to the contrary contained in the Existing Credit Agreement or any other Loan Document, Borrowers shall not permit the Dollar value of the assets of the Chinese Subsidiary to exceed $150,000 at any time, and (b) the Borrowers acknowledge and agree that they shall (i) within 10 days after the formation of the Chinese Subsidiary, initiate all actions (and thereafter diligently pursue) as may be appropriate to obtain authorization and/or consent from any applicable Chinese Governmental Authority in order to comply with the requirements of clauses (b) and (c) of Section 5.11 of the Existing Credit Agreement with respect to the Chinese Subsidiary, and (ii) within 10 days after receipt of any authorizations and/or consents obtained pursuant to the foregoing clause (i), pledge to Agent 65% of the total outstanding Stock of the Chinese Subsidiary, pursuant to a Pledged Interests Addendum (as defined in the Security Agreement) and such other documentation as Agent may reasonably require.

PART IV
CONDITIONS TO EFFECTIVENESS OF PARTS II AND III

SUBPART 4.1        Second Amendment Effective Date. Parts II and III of this Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”), subject to the conditions set forth in this Part IV having been satisfied (it being understood and agreed that this Amendment may be executed and delivered in escrow pending release upon satisfaction of such conditions).

SUBPART 4.2        Execution of Amendment, Certificates. The Agent shall have received fully executed counterparts of this Amendment from the Borrowers and the Lenders.

SUBPART 4.3        Delivery of Opinion. The Agent shall have received an opinion of counsel to the Loan Parties.

SUBPART 4.4        Amendment Fee. The Agent shall have received an amendment fee from the Borrowers in an amount equal to $115,000.

SUBPART 4.5        Accuracy of Representations and Warranties. Each of the Loan Parties' representations and warranties set forth in Section 4 of the Credit Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

SUBPART 4.6        Other Documents. Agent shall have received such other documents, instruments and information executed and/or delivered by the Loan Parties as Agent may reasonably request.

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PART V
MISCELLANEOUS

SUBPART 5.1        No Additional Obligations. The Borrowers acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall the Borrowers rely upon the existence of or claim or assert that there exists) any obligation of any of the Agent or Lenders to consider or agree to any other amendment of or waiver or consent with respect to the Amended Credit Agreement or any other instrument or agreement to which the Agent or any Lender is a party (collectively, an “Additional Amendment” or “Consent”), and in the event that the Agent and the Lenders subsequently agree to consider any requested Additional Amendment or Consent, neither the existence of this Amendment nor any other conduct of the Agent or the Lenders related hereto, shall be of any force or effect on the Lenders' consideration or decision with respect to any such requested Additional Amendment or Consent, and the Lenders shall not have any obligation whatsoever to consider or agree to any such Additional Amendment or Consent.

SUBPART 5.2        Acknowledgments and Stipulations. In order to induce Agent and Lenders to enter into this Amendment, each Borrower acknowledges, stipulates and agrees that (a) the Loan Documents executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; (b) the Liens granted by each Borrower to Agent in the Collateral are valid and duly perfected, first priority Liens, subject only to Permitted Liens; (c) each of the recitals contained at the beginning of this Amendment is true and correct; and (d) prior to executing this Amendment, each Borrower consulted with and had the benefit of advice of legal counsel of their own selection and has relied upon the advice of such counsel, and in no part upon the representation of Agent, any Lender or any counsel to Agent or any Lender concerning the legal effects of this Amendment or any provision hereof.

SUBPART 5.3        Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.4        References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 4.1, all references in the Existing Credit Agreement (including without limitation the Schedules thereto) to the “Agreement”, and all references in the other Loan Documents to the “Credit Agreement”, shall be deemed to refer to the Amended Credit Agreement.

SUBPART 5.5        Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants that on the Second Amendment Effective Date and after giving effect to the amendments and waivers contained herein: (a) the representations and warranties contained in Section 4 of the Amended Credit Agreement shall be correct in all material respects on and as of such date as though made on and as of such date, and (b) no Default or Event of Default exists under the Amended Credit Agreement

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on and as of such date. Without limitation of the preceding sentence, each Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Loan Document to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

SUBPART 5.6        Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. THIS AMENDMENT SUPPLEMENTS, AND FORMS A PART OF, THE EXISTING CREDIT AGREEMENT, BUT (FOR THE AVOIDANCE OF DOUBT) THE PARTIES HERETO IN ANY EVENT SPECIFICALLY AGREE (WITHOUT LIMITATION OF THE FIRST PART OF THIS SENTENCE) THAT THE PROVISIONS OF SECTION 12 OF THE EXISTING CREDIT AGREEMENT APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.

SUBPART 5.6        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures on Next Page]

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	THE DIXIE GROUP, INC., a Tennessee corporation By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: Vice President and Chief Financial Officer
CANDLEWICK YARNS, LLC. an Alabama limited liability company By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: President
FABRICA INTERNATIONAL, INC., a California corporation By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: President
MASLAND CARPETS, LLC, a Georgia limited liability company By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: President

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GUARANTOR'S ACKNOWLEDGEMENT

The undersigned, a guarantor of the “Obligations” of THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), under and as defined in that certain Credit Agreement dated as of September 13, 2011 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”) among the Borrowers, the lenders party thereto (the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as arranger and book runner, hereby (a) acknowledges receipt of the foregoing Second Amendment to Credit Agreement and Amendment to other Loan Doucments (the “Amendment”); (b) consents to the terms and execution thereof; (c) reaffirms its obligations pursuant to the terms of that certain Guaranty Agreement dated as of September 13, 2011 executed by the undersigned in favor of the Agent and Lenders (the “Guaranty”); and (d) acknowledges that the Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations to the Borrowers, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for the Borrowers' present and future Obligations. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

C-KNIT APPAREL, INC., a Tennessee corporation By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: President

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AGENT AND LENDERS:	WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender By: /s/ Gary Forlenza Name: Gary Forlenza Title: VP
BANK OF AMERICA, N.A., a national banking association, as a Lender By: /s/ Robert B. H. Moore Name: Robert B. H. Moore Title: Senior Vice President

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EXHIBIT B-1 (Form of Borrowing Base Certificate)

(See Attached)

[Borrowers and Agent acknowledge that the form of Borrowing Base Certificate will be again be updated as appropriate on the Fixed Asset Updated Appraisal Date]

Ex - B1

Summary Page Borrowing Base Certificate
Date
Name	The Dixie Group
			A/R As of:	Certificate #
Inventory As of:

The undersigned, The Dixie Group (“Borrower”), pursuant to that certain Credit Agreement dated as of September 13, 2011 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Borrower, the lenders signatory thereto from time to time and Wells Fargo Capital Finance, LLC, a Delaware limited liability company as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

Accounts Receivable
Accounts Receivable Balance per Aging Report Assigned To Wells Fargo Capital Finance
Less Ineligibles (detailed on page 2)
Net Eligible Accounts Receivable
Accounts Receivable Availability before Sublimit(s)
Net Available Accounts Receivable after Sublimit(s)
Inventory
Inventory Balance Assigned To Wells Fargo Capital Finance
Less Ineligibles (detailed on page 3)
Eligible Inventory
Inventory Availability before Sublimit(s)
Available Inventory after Sublimit(s)
Fixed Asset Availability
Real Estate
Environmental Reserve
Eligible Real Estate
Real Estate Advance Rate				75%
Availability from Real Estate Line of Credit (A)
M & E
M & E Advance Rate				85%
Availability from M & E Line of Credit (B)
Gross Fixed Asset Availability (A) + (B)
Line Suppression
Original Line Limit				—
Current Line Limit		$		—
Accumulated Amortization				—
Net Fixed Asset Availability				—
Net Revolver Availability
Total Gross Collateral Availability (A)
Maximum Revolver Amount (B)				110,000,000.00
Total Revolver Availability (Lesser of (A) or (B))
Less Reserves:
MTM Hedge Reserve
Total Reserves
Letter of Credit Balance				As of:
Loan Ledger Balance				As of:
Cash in-transit
Net Availability

Additionally, the undersigned hereby certifies and represents and warrants to the Lender Group on behalf of Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

List of attachments with this Borrowing Base Certificate:
Authorized Signer				Page 2 - Accounts Receivable Availability Detail
Page 2b - Accounts Receivable Concentrations
Page 2c - Accounts Receivable Dilution
Page 3 - Inventory Availability Detail
Page 3a - Inventory Availability Detail
Page 3b - Inventory Availability Summary

Ex - B2

Schedule C-1 (Commitments)

Lender	Commitments
Wells Fargo Capital Finance, LLC	$55,000,000
Bank of America, N.A.	$55,000,000

Sch C -1